SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549
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                                 Form 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) March 12, 1997


                            Response USA, INC.
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            (Exact name of registrant as specified in charter)


          Delaware                   0-20770                   52-1441922
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(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)           Identification No.)


           11-H Princess Road, Lawrenceville, NJ        08648
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          (Address of principal executive offices)    (Zip code)

 Registrant's telephone number,
 including area code      (609) 896-4500
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     (Former Name or former address, if changed since last report)






Item 5.   Other Events.
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  As disclosed pursuant to its current report on Form 8-K filed on October
24, 1996, Response USA, Inc. (the "Company"), effective September 30, 1996, suspended conversion of its 1996 Series A Convertible Preferred Stock ("Preferred Stock").
  On January 2, 1997, Lake Management LDC and KA Invetments LDC, each holders of the Preferred Stock, filed a Complaint in the Court of Chancery of the State of Delaware against the Company challenging among other things, the Company's decision to suspend conversion and seeking, among other things, specific performance under a Certificate of Designation to convert their Preferred Stock to Common Stock of the Company. The case is captioned
Lake Management LDC and KA Investments LDC v. Response USA, Inc., Civil
Action No. 15449. on February 10, 1997, the Company responded to the Complaint by filing an Answer, Defenses and Counterclaim. A Reply to the Counterclaim was filed on March 3, 1997.
  On February 18, 1997, Halifax Fund, L.P., holder of the Preferred Stock, filed a Complaint, a Motion for a Preliminary Injunction and a Motion for Expedited Proceedings in the Court of Chancery of the State of Delaware against the Company also challenging, among other things, the Company's decision to suspend conversion and seeking, among other things, specific performance under a Certificate of Designation to convert its Preferred Stock to Common Stock No. 15553. On march 5, 1997, the Court held a conference and denied plaintiff's request for a hearing on plaintiff's motion for a preliminary injunction. On March 11, 1997, plaintiff filed a second Motion for a Preliminary Injunction. The Court held a telephonic conference on March 12, 1997 and denied plaintiff's request for a hearing on its second preliminary injunction motion. Plaintiff has indicated that it intends to file a motion for summary judgment, and the Court has scheduled a hearing on that motion for May 13, 1997.
  The Company continues to believe that suspension of the conversion is warranted for various reasons, including without limitation, the unusual trading activity in the Company's Common Stock following the issuance of the Preferred Stock, coupled with the substantial conversions of the Preferred Stock at conversion prices linked to the market price of the Common Stock.
The Company intends to take whatever action is required to protect the interests of the Company, its Stockholders generally and its Preferred Stockholders, which may include renegotiation of the terms and conditions of the Preferred Stock, and intends to vigorously defend its decision to suspend conversion of the Preferred Stock.




                               SIGNATURES

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.


                                               RESPONSE USA, INC.
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                                                  (registrant)



Dated: March 18, 1997                    By:/s/RICHARD M. BROOKS
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                                                 Richard M. Brooks
                                                 President